Exhibit 99.1

II-VI Incorporated Reports Record FY16 Fourth Quarter and Full Year Bookings and Revenues;

Dr. Vincent D. Mattera, Jr. Appointed CEO;

Expanding Platform Investments

PITTSBURGH, August 2, 2016 (GLOBE NEWSWIRE) — II-VI Incorporated (Nasdaq:IIVI) (“II-VI” or the “Company”) today reported results for its fourth fiscal quarter and full year ended June 30, 2016. It also announced its expected investments in R&D platforms, including VCSEL as well as optoelectronic materials and device technologies to address the growing 3D sensing market.

The Company’s Board of Directors has appointed Dr. Vincent D. Mattera, Jr. as President and Chief Executive Officer effective September 1, 2016 following the retirement of current CEO Francis J. Kramer. Dr. Mattera has served as the President since 2014.

Dr. Mattera was a member of the II-VI Board of Directors from 2000 to 2002 before joining the Company in 2004 as a Vice President. Prior to that, he held several leading positions over 20 years at AT&T Bell Laboratories, Lucent Technologies Microelectronics Division, and Agere Systems. Dr. Mattera was re-elected to the Board in 2014.

Francis J. Kramer has served as the CEO since 2007 and will continue as the Chairman of the Board of Directors. Mr. Kramer joined the Company in 1983. In his 33 year tenure, Mr. Kramer led the Company’s growth to become the international market leader it is today. He successfully completed 20 acquisitions in 20 years, drove the Company’s manufacturing and sales footprint, diversified the Company’s product portfolio and established the culture that focuses on the consistent delivery of strategic, profitable growth worldwide.

Francis J. Kramer, Chairman and Chief Executive Officer, said, “FY16 was a solid and exciting year for II-VI. All segments showed progress in the market, contributed to improvements in the Company’s overall margins, and will enter fiscal year 2017 with favorable momentum. Much of this success is due to the strategic moves we’ve made during Chuck Mattera’s tenure with II-VI. I’m very happy to congratulate Chuck on this well-deserved appointment. He will make a great CEO for II-VI, the third in our 45 year history, with his extensive market and technology development experience, his knowledge of our worldwide operations and customers, and his dedication to II-VI. He has a very good and extensive team throughout the Company to support him and we all look forward to his success.”

“Regarding our investments, the additional R&D and capital platform investments we are planning to make over the next four to five quarters are intended to position us to capture a meaningful market share in end markets with expected growth in the billions of dollars over the next several years. Many of these markets are still in the early stages of growth. While there are risks with respect to timing and speed of adoption, the platforms we are targeting build on many technologies in which II-VI has a strong competitive advantage. We expect the returns on our investment to be accretive within the next two years.”

Table 1

$ in Millions, except per share amounts

(Unaudited)

	Three Months Ended			Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Consolidated bookings (1)	$244.9	$235.5	$197.5	$875.3	$761.7
Non-GAAP bookings (1)(2)	$232.8	$233.3	$197.5	$861.0	$761.7
Consolidated revenues	$241.4	$205.1	$196.7	$827.2	$742.0
Non-GAAP revenues (2)	$231.7	$200.9	$196.7	$813.3	$742.0
Net earnings	$14.3	$14.9	$17.1	$65.5	$66.0
Non-GAAP net earnings (3)	$25.2	$21.8	$17.1	$83.6	$58.9
Diluted earnings per share	$0.23	$0.24	$0.27	$1.04	$1.05
Non-GAAP diluted earnings per share (3)	$0.40	$0.35	$0.27	$1.33	$0.94
Other Selected Financial Metrics
Gross margin	38.4%	37.9%	38.1%	37.8%	36.6%
Return on sales	5.9%	7.3%	8.7%	7.9%	8.9%
Non-GAAP return on sales (3)	10.9%	10.9%	8.7%	10.3%	7.9%

(1)	Bookings are orders the Company expects to convert to revenues within the next twelve months.
(2)	Excludes the Company’s recent acquisitions of EpiWorks and ANADIGICS. See Table 2 for reconciliation.
(3)	Excludes acquired businesses and one-time transaction and restructuring expenses in fiscal year 2016 and one-time settlement received in fiscal year 2015 related to certain payment obligations from the prior year. See Tables 7 and 8 for Reconciliation of Reported Earnings to Non-GAAP Earnings.
(4)	EBITDA is defined as earnings before interest, income taxes, depreciation and amortization.

II-VI Incorporated

August 2, 2016

As discussed below under “Use of Non-GAAP Financial Measures,” the Company is presenting certain non-GAAP financial measures in this release. Investors should consider non-GAAP adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with generally accepted accounting principles (“GAAP”). Please refer to the attached schedules for the applicable GAAP to non-GAAP reconciliations.

Sale of Certain Non-Strategic RF Business Assets of the former ANADIGICS

In June 2016, the Company completed the sale of certain commercial and product line assets associated with the RF products of the former ANADIGICS, Inc. for $50 million including a potential $5 million earn out. This transaction includes an asset purchase agreement, a supply agreement and other agreements to cooperate in various areas. The Company further completed a restructuring of the remaining business for $7.5 million in severance and lease termination costs to simplify the operations. We achieved a significant reduction of losses in the acquired business, and positioned the organization to support our expanding customers for VCSEL as well as optoelectronic materials and devices.

Expansion in R&D and Capital Expenditures for Platform Investments

The Company previously announced its intention to increase its capability to serve the growing 3D sensing applications initially for the consumer market where it believes it has a compelling competitive advantage. The Company also sees the opportunity to expand its other product lines. Therefore, during fiscal year 2017, the Company plans to increase the investments in R&D and capital equipment to deliver revenues in several areas expected to materialize in the next 12-18 months. The Company’s R&D spending in total is expected to increase 20-25 percent over the annualized fourth quarter FY16 run rate. Its total capital expenditures are expected to increase $40-50 million from FY16 levels.

Expansion of Credit Facility

The Company announced that it has amended and restated its existing credit agreement. This Agreement amends the previous credit facility that would have expired in September of 2018. The Agreement provides up to a $325 million (increased from $225 million) unsecured revolving credit facility and a $100 million unsecured term loan. The Company has the option to request an increase to the size of the Amended Credit Facility in an aggregate additional amount not to exceed $100 million. The Agreement was concluded on similar or better terms than the prior credit agreement and has an expiration date of July 28, 2021.

Outlook

The outlook for the first fiscal quarter ending September 30, 2016 is revenue of $210 million to $225 million and earnings per share of $0.22 to $0.27. The additional R&D investment in the first fiscal quarter is expected to be around $0.10 per share. This is all at prevailing exchange rates and all earnings per share comments refer to diluted shares. Comparable results for the quarter ended September 30, 2015 were revenues of $189.2 million and diluted earnings per share of $0.27. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

II-VI Incorporated

August 2, 2016

Segment Information

Operating income is defined as earnings before income taxes, interest expense and other expense or income, net.

Table 2

$ in Millions

(Unaudited)

	Three Months Ended			Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Bookings:
Non-GAAP II-VI Laser Solutions	$76.6	$79.6	$74.5	$291.7	$284.8
Acquired businesses	12.1	2.2	—	14.3	—

Consolidated II-VI Laser Solutions	$88.7	$81.8	$74.5	$306.0	$284.8
II-VI Photonics	106.5	103.0	78.5	372.2	282.9
II-VI Performance Products	49.7	50.7	44.5	197.1	194.0

Total Bookings	$244.9	$235.5	$197.5	$875.3	$761.7

Revenues:
Non-GAAP II-VI Laser Solutions	$77.7	$69.6	$74.1	$289.1	$287.9
Acquired Businesses	9.7	4.2	—	13.9	—

Consolidated II-VI Laser Solutions	$87.4	$73.8	$74.1	$303.0	$287.9
II-VI Photonics	99.1	80.6	72.0	325.9	260.8
II-VI Performance Products	54.9	50.7	50.6	198.3	193.3

Total Revenues	$241.4	$205.1	$196.7	$827.2	$742.0

Operating Income (Loss):
Non-GAAP II-VI Laser Solutions	$20.8	$12.3	$15.8	$56.8	$55.0
Acquired Businesses	(13.4)	(6.9)	—	(20.6)	—

Consolidated II-VI Laser Solutions	$7.4	$5.4	$15.8	$36.2	$55.0
II-VI Photonics	14.5	9.6	4.1	37.8	7.2
II-VI Performance Products	7.0	4.4	3.3	17.8	14.6

Total Operating Income	$28.9	$19.4	$23.2	$91.8	$76.8

Non-GAAP Operating Income	$42.3	$26.3	$23.2	$112.4	$76.8

Operating Margin:
Non-GAAP II-VI Laser Solutions	26.8%	17.7%	21.3%	19.6%	19.1%
Consolidated II-VI Laser Solutions	8.5%	7.3%	21.3%	11.9%	19.1%
II-VI Photonics	14.6%	11.9%	5.7%	11.6%	2.8%
II-VI Performance Products	12.8%	8.7%	6.5%	9.0%	7.6%
Total Operating Margin	12.0%	9.5%	11.8%	11.1%	10.4%
Total Non-GAAP Operating Margin	18.3%	13.1%	11.8%	13.8%	10.4%

II-VI Incorporated

August 2, 2016

Table 3 is a reconciliation of Operating Income reported in this press release to reported Net Earnings.

Table 3

$ in Millions

(Unaudited)

	Three Months Ended			Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Non-GAAP operating income	$42.3	$26.3	$23.2	$112.4	$76.8
Acquired businesses and one-time expenses	13.4	6.9	—	20.6	—

Operating income	$28.9	$19.4	$23.2	$91.8	$76.8
Interest expense	1.1	0.8	0.8	3.1	3.9
Other expense (income), net	(0.4)	1.3	(0.1)	(1.3)	(6.2)
Income taxes	13.9	2.4	5.4	24.5	13.1

Net Earnings	$14.3	$14.9	$17.1	$65.5	$66.0

Income tax expense in the quarter ended June 30, 2016 includes $8.7 million or $0.14 per diluted share representing a valuation allowance on certain U.S. tax assets.

Table 4 is a reconciliation of Operating Income reported in this press release to reported EBITDA.

Table 4

$ in Millions

(Unaudited)

	Three Months Ended			Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Operating income	$28.9	$19.4	$23.2	$91.8	$76.8
Depreciation and amortization	14.9	14.7	13.9	56.7	53.1
Other income (expense)	0.4	(1.3)	0.1	1.3	6.2
Acquired businesses and one-time expenses, pre-tax	13.0	7.1	—	20.3	—
Acquired depreciation and amortization	(1.5)	(0.8)	—	(2.3)	—
Settlement agreement	—	—	—	—	(7.7)

Non-GAAP EBITDA	$55.7	$39.1	$37.2	$167.8	$128.4

Table 5 is a reconciliation of EBITDA reported in this press release to reported Net Earnings.

II-VI Incorporated

August 2, 2016

Table 5

$ in Millions

(Unaudited)

	Three Months Ended			Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Non-GAAP EBITDA	$55.7	$39.1	$37.2	$167.8	$128.4
Non-GAAP EBITDA margin (3)(4)	24.0%	27.7%	18.9%	20.6%	17.3%
Acquired businesses and one-time expenses, pre-tax	$(13.0)	$(7.1)	$—	$(20.3)	$—
Acquired depreciation and amortization	1.5	0.8	—	2.3	—
Settlement agreement	—	—	—	—	7.7

EBITDA	$44.2	$32.8	$37.2	$149.8	$136.1
EBITDA margin (4)	18.3%	16.0%	18.9%	18.1%	18.3%
Interest expense	$1.1	$0.8	$0.8	$3.1	$3.9
Depreciation and amortization	14.9	14.7	13.9	56.7	53.1
Income taxes	13.9	2.4	5.4	24.5	13.1

Net Earnings	$14.3	$14.9	$17.1	$65.5	$66.0

II-VI Incorporated

August 2, 2016

Table 6 is a table of other selected financial information.

Table 6

$ Millions, except share information

(Unaudited)

	Three Months Ended			Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Cash paid for capital expenditures	$25.5	$13.5	$12.1	$58.2	$52.3
Net borrowings (payments) on indebtedness	$(27.2)	$116.2	$(12.0)	$59.5	$(65.5)
Share-based compensation expense, pre-tax	$1.2	$1.6	$2.8	$9.7	$11.4
Cash paid for shares repurchased through the Company’s share repurchase program	$—	$—	$—	$6.3	$12.7
Shares repurchased through the Company’s share repurchase program	—	—	—	380,538	936,049
Average diluted shares outstanding	63,297,333	63,052,772	62,767,763	62,909,031	62,586,294

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, August 2, 2016 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company’s website at www.ii-vi.com as well as at http://tinyurl.com/jpzs27g. A replay of the webcast will be available for two weeks following the call.

Use of Non-GAAP Financial Measures

The Company has disclosed adjusted financial measurements in this press release that present financial information considered to be non-GAAP financial measures. These measurements are not a substitute for GAAP measurements, although the Company’s management uses these measurements as an aid in monitoring the Company’s on-going financial performance. The adjusted non-GAAP net earnings and adjusted non-GAAP earnings per share measure the earnings of the Company, excluding non-recurring or unusual items that are considered by management to be outside of the Company’s standard operations. EBITDA is an adjusted non-GAAP financial measurement that is considered by management to be useful in measuring the profitability between companies within the industry by reflecting operating results of the Company excluding non-operating factors. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance that items excluded from the non-GAAP financial measures will not occur in the future, or that there could be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

II-VI Incorporated

August 2, 2016

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and optoelectronic components and devices, is a vertically integrated manufacturing company that develops innovative products for diversified applications in the industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. Headquartered in Saxonburg, Pennsylvania, with research and development, manufacturing, sales, service, and distribution facilities worldwide, the Company produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms including integrated with advanced software to enable our customers.

Forward-looking Statements

This press release contains forward-looking statements relating to future events and expectations that are based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it in this release have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015; (iii) the purchasing patterns of customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company’s ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated

August 2, 2016

II-VI Incorporated and Subsidiaries

Condensed Consolidated Statements of Earnings (Unaudited)

($000 except per share data)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Revenues
Net sales:
Domestic	$83,740	$74,884	$75,233
International	157,730	130,221	121,450

Total Revenues	241,470	205,105	196,683

Costs, Expenses & Other Expense (Income)
Cost of goods sold	148,859	127,436	121,687
Internal research and development	20,102	14,946	12,598
Selling, general and administrative	43,595	43,333	39,185
Interest expense	1,066	769	777
Other expense (income), net	(429)	1,257	(97)

Total Costs, Expenses, & Other Expense (Income)	213,193	187,741	174,150

Earnings Before Income Taxes	28,277	17,364	22,533
Income Taxes	13,934	2,426	5,464

Net Earnings	$14,343	$14,938	$17,069

Diluted Earnings Per Share	$0.23	$0.24	$0.27
Basic Earnings Per Share	$0.23	$0.24	$0.28

Average Shares Outstanding - Diluted	63,297	63,053	62,768
Average Shares Outstanding - Basic	61,707	61,369	61,154

II-VI Incorporated

August 2, 2016

II-VI Incorporated and Subsidiaries

Condensed Consolidated Statements of Earnings (Unaudited)

($000 except per share data)

	Year Ended
	June 30,	June 30,
	2016	2015
Revenues
Net sales:
Domestic	$303,552	$274,142
International	523,664	467,819

Total Revenues	827,216	741,961

Costs, Expenses & Other Expense (Income)
Cost of goods sold	514,403	470,363
Internal research and development	60,354	51,260
Selling, general and administrative	160,646	143,539
Interest expense	3,081	3,863
Other expense (income), net	(1,223)	(6,176)

Total Costs, Expenses, & Other Expense (Income)	737,261	662,849

Earnings Before Income Taxes	89,955	79,112
Income Taxes	24,469	13,137

Net Earnings	$65,486	$65,975

Diluted Earnings Per Share	$1.04	$1.05
Basic Earnings Per Share	$1.07	$1.08

Average Shares Outstanding - Diluted	62,909	62,586
Average Shares Outstanding - Basic	61,366	61,219

II-VI Incorporated

August 2, 2016

II-VI Incorporated and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited) ($000)
	June 30,	June 30,
	2016	2015
Assets
Current Assets
Cash and cash equivalents	$218,445	$173,634
Accounts receivable	164,817	140,772
Inventories	175,133	164,388
Deferred income taxes	—	13,260
Prepaid and refundable income taxes	6,535	6,881
Prepaid and other current assets	18,033	14,033

Total Current Assets	582,963	512,968
Property, plant & equipment, net	242,857	203,812
Goodwill	233,755	195,894
Other intangible assets, net	124,590	122,462
Investment	11,354	11,914
Deferred income taxes	15,009	2,210
Other assets	9,224	8,904

Total Assets	$1,219,752	$1,058,164

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long-term debt	$20,000	$20,000
Accounts payable	53,796	45,275
Accruals and other current liabilities	97,446	73,881

Total Current Liabilities	171,242	139,156
Long-term debt	215,917	155,957
Deferred income taxes	13,141	7,105
Other liabilities	37,114	26,865

Total Liabilities	437,414	329,083
Total Shareholders’ Equity	782,338	729,081

Total Liabilities and Shareholders’ Equity	$1,219,752	$1,058,164

II-VI Incorporated

August 2, 2016

II-VI Incorporated and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

($000)

	Year Ended
	June 30,
	2016	2015
Cash Flows from Operating Activities
Net cash provided by operating activities	$122,970	$129,366

Cash Flows from Investing Activities
Additions to property, plant & equipment	(58,170)	(52,313)
Proceeds from the sale of business	45,000	—
Purchases of businesses, net of cash acquired	(122,157)	—
Other investing activities	161	67

Net cash used in investing activities	(135,166)	(52,246)

Cash Flows from Financing Activities
Proceeds from borrowings	125,200	3,000
Payments on borrowings	(65,700)	(68,500)
Purchases of treasury stock	(6,284)	(12,729)
Payments on earn-out arrangement	—	(2,350)
Proceeds from exercises of stock options	9,653	5,196
Other financing activities	(1,417)	(681)

Net cash provided by (used in) financing activities	61,452	(76,064)

Effect of exchange rate changes on cash and cash equivalents	(4,445)	(2,082)
Net increase (decrease) in cash and cash equivalents	44,811	(1,026)
Cash and Cash Equivalents at Beginning of Period	173,634	174,660

Cash and Cash Equivalents at End of Period	$218,445	$173,634

II-VI Incorporated

August 2, 2016

Table 7

II-VI Incorporated and Subsidiaries

Reconciliation of Selected Non-GAAP Financial Measurements

($ Millions, except per share amounts)

Reconciliation of Reported Earnings to Non-GAAP Earnings

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Reported Earnings	$14.3	$14.9	$17.1
Add back acquired businesses
EpiWorks and ANADIGICS	4.4	1.8	—
Add back one-time items:
Acquisition transaction expenses and one-time expenses	6.7	5.3	—
Income tax impact on one-time items	(0.2)	(0.2)	—

Adjusted Non-GAAP Earnings	$25.2	$21.8	$17.1

Per share data:
Reported Earnings:
Earnings - Diluted Earnings Per Share	$0.23	$0.24	$0.27

Earnings - Basic Earnings Per Share	$0.23	$0.24	$0.28

Per share, After-Tax Impact of Special Items on:
Earnings - Diluted Earnings Per Share	$0.17	$0.11	$—

Earnings - Basic Earnings Per Share	$0.18	$0.11	$—

Adjusted Non-GAAP Earnings:
Adjusted Non-GAAP Earnings - Diluted Earnings Per Share	$0.40	$0.35	$0.27

Adjusted Non-GAAP Earnings - Basic Earnings Per Share	$0.41	$0.36	$0.28

II-VI Incorporated

August 2, 2016

Table 8

II-VI Incorporated and Subsidiaries

Reconciliation of Selected Non-GAAP Financial Measurements

($ Millions, except per share amounts)

Reconciliation of Reported Earnings to Non-GAAP Earnings

(Unaudited)

	Year Ended
	June 30,	June 30,
	2016	2015
Reported Earnings	$65.5	$66.0
Add back acquired businesses
EpiWorks and ANADIGICS	6.3	—
Add back one-time items:
Acquisition transaction expenses and one-time expenses	12.3	—
Subtract:
Settlement agreement	—	(7.7)
Income tax impact on unusual items	(0.5)	0.6

Adjusted Non-GAAP Earnings	$83.6	$58.9

Per share data:
Reported Earnings:
Earnings - Diluted Earnings Per Share	$1.04	$1.05

Earnings - Basic Earnings Per Share	$1.07	$1.08

Per share, After-Tax Impact of Special Items on:
Earnings - Diluted Earnings Per Share	$0.29	$(0.11)

Earnings - Basic Earnings Per Share	$0.29	$(0.12)

Adjusted Non-GAAP Earnings:
Adjusted Non-GAAP Earnings - Diluted Earnings Per Share	$1.33	$0.94

Adjusted Non-GAAP Earnings - Basic Earnings Per Share	$1.36	$0.96

CONTACT:	II-VI Incorporated
Mary Jane Raymond, Chief Financial Officer
(724) 352-4455

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